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                                                                   Exhibit 10.15

                                              2201 Cooperative Way
                                              Suite 400
                                              Herndon, Virginia  22071
                                              Tel: (703) 787-0874
                                              Fax: (703) 787-3355

                                              B.R. Phillips III
                                              Chief Executive Officer

June 22, 1994

Mr. James B. Ramo
Senior Vice President
DIRECTV
2230 East Imperial Hwy
El Segundo, CA  90245

RE: DBS Distribution Agreement dated April 10, 1992, between Hughes Communications Galaxy, Inc. ("HCG") and the National Rural
     Telecommunications Cooperative ("NRTC"), as amended (the "Agreement")

Dear Jim,

The letter agreement ("Letter Agreement") sets forth the terms and conditions to the amendment of Section 3.08 of the Agreement, and the delivery of the Letter of Credit by NRTC to HCG pursuant to Exhibit 3.08 of the Agreement. Capitalized terms not defined herein have the meanings given them in the Agreement.

1. In General. The Letter of Credit (and any Replacement Letter of Credit) shall be irrevocable and shall have a stated expiration date of six (6) months from the date it is issued ("LOC Expiration Date").

2. Delivery. NRTC shall deliver the Letter of Credit to HCG as soon as practicable following HCG's execution of this Letter Agreement.

3. HCG Draw Down on the Letter of Credit. If HCG shall draw down any of the LC Amount under the Letter of Credit, NRTC shall replenish the Letter of Credit to the LC Amount within 30 days of the date payment is made by the financial institution to HCG.

4. Nonpayment Breach. If HCG shall draw down any of the LC Amount under the Letter of Credit because NRTC shall have failed to fulfill any payment obligation it has to HCG, NRTC shall replenish the Letter of Credit to the LC Amount within 30 days of the date payment is made by the financial institution to HCG.

5. Replacement Letter of Credit. NRTC shall replace the Letter of Credit with a Replacement Letter of Credit no later than 30 days ("30 Day Expiration Date") prior to the LOC
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Mr. J. Ramo
June 22, 1994

Expiration Date. If NRTC has not secured a Replacement Letter of Credit by the 30 Day Expiration Date, then NRTC shall be deemed in breach of Section 3.08 of the Agreement, and, if NRTC is unable to secure a Replacement Letter of Credit on or before the LOC Expiration Date ("Replacement Period"), HCG shall have the right to terminate the Agreement. HCG shall have no right to draw down any of the LC Amount of the Letter of Credit during the Replacement Period other than in the event of nonpayment by NRTC.

6. Formal Amendment. The terms and conditions contained in this Letter Agreement shall be formalized in an amendment to Section 3.08 of the Agreement ("Formal Amendment"), together with the formalization of all other outstanding amendments to the Agreement, prior to the first 30 Day Expiration Date ("Formalization Period"). Such Formal Amendment may include other changes, to be negotiated in good faith, not addressed by this Letter Agreement, but which are necessary due to the terms and conditions agreed upon in this Letter Agreement.

7. Right to Renegotiate. During the Formalization Period, the parties shall discuss and negotiate, in good faith, a further amendment to the Agreement to reduce the LC Amount or to eliminate entirely Section 3.08 and NRTC's obligation to provide a Letter of Credit. The parties shall use their reasonable best efforts to develop and agree upon acceptable financial criteria which demonstrates, to HCG's commercially reasonable satisfaction, that NRTC has the ability to fulfill its payment obligations to HCG under the Agreement.

                                     *****

Please acknowledge your agreement to the terms and conditions set forth in this Letter Agreement by executing a counterpart hereof and returning the same to me.

Cordially yours,

B.R. Phillips, III
Chief Executive Officer

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Mr. J.  Ramo
June 22, 1994

AGREED AND ACCEPTED THIS
_____ DAY OF __________, 1994

Hughes Communications Galaxy, Inc.

By:  ____________________________________
     James B. Ramo

Its:  ____________________________________

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